As filed with the Securities and Exchange Commission on June 7, 2021

Registration Statement No. 333-196809

Registration Statement No. 333-167231

Registration Statement No. 333-142136

Registration Statement No. 333-103007

Registration Statement No. 333-113315

Registration Statement No. 333-83311

Registration Statement No. 333-39150

Registration Statement No. 333-83309

Registration Statement No. 333-83589

Registration Statement No. 333-09619

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-196809

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-167231

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-142136

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-103007

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-113315

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-83311

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-39150

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-83309

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-83589

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-09619

UNDER

THE SECURITIES ACT OF 1933

COOPER TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	34-4297750
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 Lima Avenue Findlay, Ohio	45840
(Address of Principal Executive Offices)	(Zip Code)

Cooper Tire & Rubber Company 2014 Incentive Compensation Plan

Cooper Tire & Rubber Company 2010 Incentive Compensation Plan

Cooper Tire & Rubber Company 2006 Incentive Compensation Plan

Cooper Tire & Rubber Company 2001 Incentive Compensation Plan

Cooper Tire & Rubber Company Pre-Tax Savings Plan (Clarksdale)

Cooper Tire & Rubber Company Standard Products Individual Retirement and Investment Trust Plan

Cooper Tire & Rubber Company 1998 Employee Stock Option Plan

Cooper Tire & Rubber Company 1998 Incentive Compensation Plan

Cooper Tire & Rubber Company 1998 Non-Employee Directors Compensation Deferral Plan

Cooper Tire & Rubber Company 1996 Stock Option Plan

(Full title of the plan)

Jack Jay McCracken

Vice President, Assistant General Counsel & Assistant Secretary

Cooper Tire & Rubber Company

701 Lima Avenue

Findlay, Ohio 45840

(419) 423-1321

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

David S. Huntington

Kyle T. Seifried

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

Cooper Tire & Rubber Company, a Delaware corporation (the “Registrant”), is filing with the U.S. Securities and Exchange Commission (the “SEC”) these post-effective amendments (these “Post-Effective Amendments”) to deregister any and all shares of common stock, par value of $1.00 per share, of the Registrant (the “Common Stock”), that had been previously registered but remain unsold or otherwise unissued as of the date hereof under the following Registration Statements on Form S-8, in each case, as amended by any post-effective amendments thereto (collectively, the “Registration Statements”), together with any and all rights to purchase Series A Preferred Stock of the Registrant, plan interests and other securities registered thereunder:

1.

Registration Statement on Form S-8 (File No. 333-196809), originally filed with the SEC on June 16, 2014, registering 3,000,000 shares of the Common Stock issuable pursuant to the Cooper Tire & Rubber Company 2014 Incentive Compensation Plan;

2.

Registration Statement on Form S-8 (File No. 333-167231), originally filed with the SEC on June 1, 2010, registering 4,968,798 shares of the Common Stock issuable pursuant to the Cooper Tire & Rubber Company 2010 Incentive Compensation Plan;

3.

Registration Statement on Form S-8 (File No. 333-142136), originally filed with the SEC on April 16, 2007, registering 5,000,000 shares of the Common Stock issuable pursuant to the Cooper Tire & Rubber Company 2006 Incentive Compensation Plan;

4.

Registration Statement on Form S-8 (File No. 333-103007), originally filed with the SEC on February 6, 2003, registering 5,000,000 shares of the Common Stock issuable pursuant to the Cooper Tire & Rubber Company 2001 Incentive Compensation Plan;

5.

Registration Statement on Form S-8 (File No. 333-113315), originally filed with the SEC on March 5, 2004, registering 80,000 shares of the Common Stock issuable pursuant to the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Clarksdale);

6.

Registration Statement on Form S-8 (File No. 333-83311), originally filed with the SEC on July 20, 1999, registering 10,000 shares of the Common Stock issuable pursuant to the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Clarksdale);

7.

Registration Statement on Form S-8 (File No. 333-39150), originally filed with the SEC on June 13, 2000, registering 5,000,000 shares of the Common Stock issuable pursuant to the Cooper Tire & Rubber Company Standard Products Individual Retirement and Investment Trust Plan;

8.

Registration Statement on Form S-8 (File No. 333-83309), originally filed with the SEC on July 20, 1999, registering (x) 1,200,000 shares of the Common Stock issuable pursuant to the Cooper Tire & Rubber Company 1998 Employee Stock Option Plan and (y) 4,000,000 shares of the Common Stock issuable pursuant to the Cooper Tire & Rubber Company 1998 Incentive Compensation Plan;

9.

Registration Statement on Form S-8 (File No. 333-83589), originally filed with the SEC on July 23, 1999, registering 200,000 shares of the Common Stock issuable pursuant to the Cooper Tire & Rubber Company 1998 Non-Employee Directors Compensation Deferral Plan; and

10.

Registration Statement on Form S-8 (File No. 333-09619), originally filed with the SEC on August 6, 1999, registering 3,200,000 shares of the Common Stock issuable pursuant to the Cooper Tire & Rubber Company 1996 Stock Option Plan.

On June 7, 2021, pursuant to the Agreement and Plan of Merger, dated as of February 22, 2021, by and among The Goodyear Tire & Rubber Company, an Ohio corporation (“Goodyear”), Vulcan Merger Sub Inc., a wholly owned subsidiary of Goodyear (“Merger Sub”), and the Registrant, Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving as a wholly owned subsidiary of Goodyear.

As a result of the Merger, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. Accordingly, the Registrant, by filing these Post-Effective Amendments, hereby terminates the effectiveness of each of the Registration Statements and removes from registration any and all shares of the Common Stock, rights to purchase Series A Preferred Stock of the Registrant, plan interests or other securities registered but unsold or otherwise unissued under the Registration Statements as of the date hereof. This filing is made in accordance with an undertaking made by the Registrant in Part II of each Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold or otherwise unissued at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on June 7, 2021.

COOPER TIRE & RUBBER COMPANY

By:	/s/ Jack Jay McCracken
Name:	JACK JAY MCCRACKEN
Title:	Vice President, Assistant General Counsel & Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements on Form S-8 have been signed below by the following persons in the capacities indicated on June 7, 2021.

Signature	Title

/s/ Stephen R. McClellan STEPHEN R. MCCLELLAN	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Darren R. Wells DARREN R. WELLS	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ Mark A. Young MARK A. YOUNG	Vice President and Controller (Principal Accounting Officer)

/s/ Christina L. Zamarro CHRISTINA L. ZAMARRO	Vice President, Treasurer and Director